Exhibit 99.(n)

KPMG LLP 345 Park Avenue New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 30, 2024, with respect to the consolidated financial statements of Eagle Point Enhanced Income Trust & Subsidiaries, included herein and to the reference to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the statement of additional information.

New York, New York
March 28, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.

KPMG LLP 345 Park Avenue New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 30, 2024, with respect to the consolidated financial statements of Eagle Point Enhanced Income Investor LLC & Subsidiaries, included herein and to the reference to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the statement of additional information.

New York, New York
March 28, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.